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EXHIBIT 11
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                             TYSON FOODS, INC.
                     COMPUTATION OF EARNINGS PER SHARE
                    (In millions except per share data)

                                               December 30,    December 31,
                                                  1995            1994
                                               ___________     ___________

Primary:
     Average common shares outstanding
     during the period                            144.9           144.2

     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                                    .5              .8
                                                  -----           -----
     Total common and common equivalent
     shares outstanding                           145.4           145.0
                                                  =====           =====
     Net income                                   $43.3           $52.2
                                                  =====           =====
     Earnings per share                           $0.30           $0.36
                                                  =====           =====

Fully Diluted:

     Average common shares outstanding
     during the period                            144.9           144.2

     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                       .8              .8
                                                  -----           -----
     Total common and common equivalent
     shares outstanding                           145.7           145.0
                                                  =====           =====
     Net income                                   $43.3           $52.2
                                                  =====           =====
     Earnings per share                           $0.30           $0.36
                                                  =====           =====











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